UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 16, 2019

NioCorp Developments Ltd.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	000-55710	98-1262185
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7000 South Yosemite Street, Suite 115
Centennial, Colorado 80112
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (720) 639-4647

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not Applicable	Not Applicable	Not Applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 16, 2019, NioCorp Developments Ltd. (the “Company”) completed a drawdown from the credit facility under the previously disclosed Credit Facility Agreement, dated January 16, 2017 (as amended, the “Smith Credit Agreement”), between the Company and its Chief Executive Officer, Mark A. Smith, in the amount of $125,000. The Company expects that the funds will be used for general corporate purposes. Following the drawdown, the remaining availability under the credit facility is $1,395,000. The $125,000 draw is subject to the interest, establishment fee, covenants, events of default and other terms of the Smith Credit Agreement, a copy of which was originally filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on January 20, 2017. A copy of the most recent amendment to the Smith Credit Agreement, extending the term, was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 5, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIOCORP DEVELOPMENTS LTD.

DATE: August 16, 2019	By:	/s/ Neal S. Shah
Neal S. Shah Chief Financial Officer

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